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                                                                   EXHIBIT 10.78


                     AMENDMENT TO 8% SECURED PROMISSORY NOTE

      This Amendment to 8% Secured Promissory Note (the "Note") is made this 22nd day of November, 2002 by and between VlRAGEN, INC. ("Viragen") and ISOSCELES FUND LTD. {"lsosceles"):

      WHEREAS, Viragen has issued its full recourse 8% Secured Promissory Note to Isosceles secured by 2,500,000 shares of common stock of Viragen and which provides for certain registration rights under the Securities Act of 1933 with respect to such underlying shares of common stock; and

      WHEREAS, the parties desire to modify the terms of the Note as hereinafter provided:

      THEREFORE, the parties hereby agree to the following modifications of the
Note:

      1. The Note shall not have a fixed maturity date and shall be payable within three (3) business days of demand by the noteholder.

      2. The Note shall be convertible in whole or in part at a conversion price of $0.175 per share, subject to adjustments as set forth in that Securities Purchase Agreement and related 5% Secured Convertible Debenture dated November 8, 2002. Interest on the Note shall be payable in cash or common stock of Viragen, in whole or in part, in the sole option of Isosceles at the applicable conversion price of the Note.

      3. During the period that the Note is outstanding, Isosceles shall have the same Note conversion and Warrant exercise prices as do the investors for the above Securities Purchase Agreement. In addition, Isosceles shall have the benefit of anti-dilution protection on a weighted basis in the event of any issuances of capital stock or derivative securities involving the issuance of capital stock at below the conversion price to other parties. The intention of this anti-dilution provision is that Isosceles shall have the same conversion price on the Note and exercise price for the Warrants that the investors for the Securities Purchase Agreement referred to above have irregardless of a weighted calculation, and would have the benefit of anti-dilution protection on a weighted basis in the event of any issuances of capital stock or derivative securities attributable to issuance of securities to other investors during the time that the Notes and Warrants are outstanding.

      4. Viragen agrees to register the 2,500,000 shares of its common stock presently in escrow with Adorno & Yoss, P.A. pursuant to the Note and such additional shares to cover common stock underlying the Note (including interest thereon), at its own cost, within 30 days of the date hereof and to process such registration statement in an expeditious manner. Isosceles shall have the same protections as afforded to the investors in the above Securities Purchase Agreement under the Registration Rights Agreement provided to such investors.
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      5.    In the event that Isosceles does not elect to convert the entire principal amount due under its 8% Secured Promissory Note within 90 days of the date of this Amendment and in consideration for the execution of this Amendment, Viragen shall issue to Isosceles three-year Warrants to purchase 116,500 shares of Viragen common stock at an exercise price of $0.25; three-year Warrants to purchase 116,500 shares of Viragen common stock at an exercise price of $0.30 per share; three-year Warrants to purchase 116,500 shares of Viragen common stock at an exercise price of $0.35 per share; three-year warrants to purchase 406,250 shares of Viragen common stock exercisable at $0.50 per share; and three-year Warrants to purchase 375,000 shares of Viragen common stock exercisable at $0.60 per share, with the latter two Warrants providing for the right of Viragen to compel the exercise of such Warrants in the same manner as provided to the investors in the above Securities Purchase Agreement. All of such Warrants will have the same rights and protections as afforded to the Warrants issued to the investors pursuant to the above Securities Purchase Agreement. Viragen agrees to register the shares underlying the Warrants, at its own cost, within 30 days after issuance and to process such registration statement in an expeditious manner.

      6. Except as modified herein, the Note shall remain in full force and effect.



VIRAGEN, INC.

By: /s/ Dennis W. Healey                              11/25/02
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Name: Dennis W. Healey                                Date
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Its: Executive VP/CFO
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ISOSCELES FUND, LTD.

By: signatures illegible                              25 November 2002
    --------------------------                        --------------------------
Name:                                                 Date
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Its: Inter Caribbean Services (Bahamas) Ltd.
     Authorized Signatory
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